Exhibit 99.1

Bio Green Med Solution, Inc.

BIO GREEN MED SOLUTION Reports FOURTH quarter AND FULL YEAR 2025 financial results and provides business update

KUALA LUMPUR, MALAYSIA, March 30, 2026 – Bio Green Med Solution, Inc. (“BGMS,” the “Company” or “we,” formerly Cyclacel Pharmaceuticals, Inc.) (NASDAQ: BGMS), a diversified company engaged primarily in the provision of fire safety protection and distribution activities, today announced fourth quarter and full year 2025 financial results and provided a business update.

“2025 was a productive year for BGMS, marked by the acquisition of Fitters Sdn. Bhd., a fire safety materials and equipment company, on September 12, 2025, the liquidation of our U.K. subsidiary and the sale of our Plogosertib drug, transactions which strengthened our balance sheet. We used this momentum to chart our new focus towards continued growth in the company,” said Datuk Dr. Doris Wong Sing EE, Chief Executive Officer of BGMS.

Fourth Quarter 2025 Key Accomplishments and Recent Highlights

●	In October, the Company entered into an Asset Purchase Agreement with Tethra Biosciences Inc., a Delaware corporation, in which the Company agreed to sell certain assets, including all of the Company’s patent rights related to Plogosertib, a polo-like kinase 1 (PLK 1) inhibitor for treatment of advanced cancers and hematological malignancies for a purchase price of $300,000, plus a further potential Milestone payment of $170,000.

●	In November, the Company entered into a Warrant Exchange Agreement with holders of certain existing warrants of the Company, which were exchanged for 1,402,605 shares of the Company’s common stock, par value $0.001 per share, which warrants were originally issued pursuant to a securities purchase agreement dated as of June 20, 2025.

●	In January 2026, the Board of Directors of the Company declared a quarterly cash dividend of $0.15 per share on the Company’s 6% Convertible Exchangeable Preferred Stock, which was paid on February 1, 2026, to holders of record as of the close of business on January 22, 2026.

Financial Highlights

As of December 31, 2025, cash and cash equivalents totaled $3.5 million, compared to $3.8 million as of December 31, 2024.

Net cash used in operating activities was $4.8 million for the twelve months ended December 31, 2025 compared to $8.0 million for the same period of 2024. The Company estimates that its current cash resources will fund planned expenditure into the third quarter of 2026.

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Following the acquisition of Fitters Sdn. Bhd. on September 12, 2025, product revenue from sales and distribution of fire safety equipment was $0.7 million for both the three months and year ended December 31, 2025.

Cost of sales related to sales and distribution of fire safety equipment were $0.5 million and $0.6 million for the three months and year ended December 31, 2025.

Research and development (R&D) expenses were $0 and $0.8 million for the three months and year ended December 31, 2025, as compared to $0.9 million and $6.7 million for the same period in 2024. R&D expenses relating to the Company’s previously-owned drug candidate, fadraciclib, were $0 and $0.4 million for the three months and year ended December 31, 2025, as compared to $0.8 million and $5.0 million for the same period in 2024. Expenditure for the Fadraciblib program ceased as a result of the Company’s UK subsidiary, Cyclacel Limited, being liquidated on January 24, 2025. R&D expenses related to plogosertib were $0 and $0.4 million for the three months and year ended December 31, 2025, as compared to $0.1 million and $1.6 million for the same period in 2024. Research and development expenses relating to plogosertib were paused as we explored an alternative salt, oral formulation with improved bioavailability. Plogosertib was subsequently sold in October 2025.

General and administrative expenses for the three months and year ended December 31, 2025, were $1.3 million and $7.7 million, compared to $0.9 million and $5.4 million for the same period of the previous year due primarily to several one-time costs associated with the two changes of control of the Company during 2025.

Total other income, net, for the three months and year ended December 31, 2025, was $0.5 million and $5.4 million, compared to an expense of $30,000 and income of $10,000 for the same period of the previous year. The increase of $5.4 million for the year ended December 31, 2025, is primarily related to a $4.9 million gain on deconsolidation of our former subsidiary Cyclacel Limited and a $0.3 million receipt from the sale of our research and development anti-mitotic asset, plogosertib in early October 2025.

Income tax charges for the three months and year ended December 31, 2025 were $5,000 and $7,000 compared to a charge of $1.2 million and benefit of $0.8 million for the same period of the previous year. Both the tax charge and benefit during the prior periods related to UK research and development tax credits associated with our former subsidiary Cyclacel Limited. There were no research and development tax credits for the three months and year ended December 31, 2025, following the liquidation of the UK subsidiary and the subsequent loss of eligibility for recoverable tax credits as a result thereof.

Net loss for the three months and year ended December 31, 2025, was $0.6 million and $3.0 million (including stock based compensation expense of $0.7 million and $2.3 million respectively), compared to $3.0 million and $11.2 million (including stock based compensation expense of $0.1 million and $0.6 million respectively) for the same period in 2024.

About Bio Green Med Solution, Inc.

BGMS is a diversified company that was formerly engaged in the biopharmaceutical industry but as of September 2025 has shifted its operations to focus on provision of fire safety protection and distribution activities. Specifically, on September 12, 2025, the Company completed its acquisition of Fitters Sdn. Bhd., a Malaysia-based group specializing in fire protection products and services. Headquartered in Malaysia, the Company is now focused on advancing opportunities across these distinct sectors whilst maintaining its commitment to driving long-term value creation for shareholders. For additional information, please visit www.bgmsglobal.com.

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Forward-looking Statements

Except for historical information, certain matters discussed in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance and involve various assumptions, known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by words such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or other comparable words. Actual results, performance or outcomes may differ materially from those expressed or implied by these forward-looking statements and may not align with historical performance and events due to a number of factors, including those discussed in the sections of our annual report on Form 10-K entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors,” and those discussed in our Form 10-Q quarterly reports filed after such annual report. BGMS’s SEC filings are readily obtainable at no charge at www.sec.gov, as well as on its own investor relations website at https://investor.bgmsglobal.com/sec-filings. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements, and caution should be exercised against placing undue reliance upon such statements, which are based only on information currently available to us and speak only as of the date hereof. We are under no duty to update publicly any of the forward-looking statements after the date of this earnings press release, whether as a result of new information, future events or otherwise, except as required by law.

SOURCE:

Bio Green Med Solution, Inc.

info@bgmsglobal.com

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BIO GREEN MED SOLUTION, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (LOSS)

(In $000s, except share and per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2025	2024	2025	2024

Revenues:
Product revenue - fire safety	$666	$-	$747	$-
Clinical trial supply	-	-	-	43
Revenues	$666	$-	747	43

Operating expenses:
Cost of sales	545	-	609	-
Research and development	(47)	880	848	6,655
General and administrative	1,250	946	7,717	5,392
Total operating expenses	1,748	1,826	9,174	12,047
Operating loss	(1,082)	(1,826)	(8,427)	(12,004)
Other income (expense):
Foreign exchange gains (losses)	98	(60)	73	(54)
Interest income	45	30	62	12
Gain on deconsolidation of subsidiary	-	-	4,947	-
Other income, net	333	-	354	52
Total other income, net	476	(30)	5,436	10
Loss before taxes	(606)	(1,856)	(2,991)	(11,994)
Income tax benefit (charge)	(5)	(1,194)	(7)	782
Net loss	(611)	(3,050)	(2,998)	(11,212)
Dividend on convertible exchangeable preferred shares	(20)	-	(61)	-
Deemed dividend on warrant exchange	(9,539)	-	(11,033)	-
Net loss applicable to common shareholders	$(10,170)	$(3,050)	$(14,092)	$(11,212)
Basic and diluted earnings per common share:
Net loss per share – basic and diluted (common shareholders)	$(2.21)	$(847.61)	$(6.45)	$(502.46)
Weighted average common shares outstanding	4,606,822	3,597	2,185,075	22,314

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BIO GREEN MED SOLUTION, INC.

CONSOLIDATED BALANCE SHEET

(In $000s, except share, per share, and liquidation preference amounts)

	December 31,	December 31,
	2025	2024

ASSETS
Current assets:
Cash and cash equivalents	$3,505	$3,137
Accounts receivable	1,257	-
Inventory	1,384	-
Prepaid expenses and other current assets	110	537
Total current assets	6,256	3,674

Property and equipment, net	137	3
Right-of-use lease asset	12	5
Goodwill	1,570	-
Non-current deposits	210	412
Total assets	$8,185	$4,094
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$617	$4,599
Accrued and other current liabilities	715	1,669
Other liabilities measured at fair value	-	-
Total current liabilities	1,332	6,268
Lease liability	2	-
Other liabilities	9	-
Total liabilities	1,343	6,268

Stockholders’ equity	6,842	(2,174)
Total liabilities and stockholders’ equity	$8,185	$4,094